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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): JUNE 28, 2005

                      WILLIAMS SCOTSMAN INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)


               033-78954                                52-1862719
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       (Commission File Number)           (I.R.S. Employer Identification No.)


        8211 TOWN CENTER DRIVE
          BALTIMORE, MARYLAND                            21236
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  (Address of principal executive offices)            (Zip Code)


                                 (410) 931-6000
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              (Registrant's telephone number, including area code)


                             SCOTSMAN HOLDINGS, INC.
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               (Former name, former address and former fiscal year
                        - if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant ) is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         Williams Scotsman International, Inc.'s subsidiary, Williams Scotsman, Inc. ("Williams Scotsman") entered into an amended and restated credit agreement with a syndicate of lenders on June 28, 2005 (the "Amended and Restated Credit Facility"). Bank of America, N.A. is the administrative agent. Banc of America Securities LLC and Deutsche Banc Securities Inc. are the co-lead arrangers and joint book runners. Deutsche Bank Trust Company Americas is the syndication agent. Bank of America, N.A. is the co-collateral agent under the amended and restated credit agreement.

         The material terms of the Amended and Restated Credit Facility are described below.

STRUCTURE

         The Amended and Restated Credit Facility consists of (a) a revolving credit facility of $500 million, including a sub-limit of $80 million for letters of credit (letters of credit would be 100% reserved against borrowing availability under the Amended and Restated Credit Facility) and (b) a term loan of $150 million. Advances under the Amended and Restated Credit Facility are limited by a borrowing base formula consisting of a percentage of eligible accounts receivable, plus a percentage of eligible rental equipment, less certain reserves and other amounts. On June 28, 2005, $150 million was outstanding under the term loan and approximately $208 million was outstanding under the revolving credit facility.

         The revolving credit facility may be used to issue standby or commercial letters of credit, and for general corporate and working capital needs. Subject to certain conditions, the revolving credit facility may also be used to refinance Williams Scotsman's 9.875% Senior Notes due 2007 and 10% Senior Secured Notes due 2008.

INTEREST AND EXPENSES

         Borrowings under the Amended and Restated Credit Facility initially bear interest at the borrower's option at the Eurodollar rate plus 2.50% or a base rate plus 1.00%. As of June 28, 2005, the interest rate in effect was 5.82% for the Eurodollar loan and 7.00% for the Base rate loan. The combined weighted average rate was 6.51%. The interest rate margin is subject to pricing adjustments after October 1, 2005 based on excess availability and a ratio of total funded debt to EBITDA. The unused portion of the Amended and Restated Credit Facility is subject to a per annum fee equal to 0.375% if

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the average revolver usage is less than 50% or 0.250% if the average revolver usage is equal to or greater than 50%.

         In connection with the Amended and Restated Credit Facility, Williams Scotsman is required to pay administrative fees, commitment fees and certain expenses and to provide certain indemnities, all of which Williams Scotsman believes are customary for financings of this type.

MATURITY

         The Amended and Restated Credit Facility matures five years after closing.

SECURITY AND GUARANTEES

         Williams Scotsman International, Inc. and Williams Scotsman's existing, and future domestic subsidiaries and its Canadian subsidiary have unconditionally guaranteed the repayment of the Amended and Restated Credit Facility, obligations under any hedging arrangement entered into with a lender or an affiliate of a lender and certain other obligations. The Amended and Restated Credit Facility and the guarantees are secured by substantially all of the tangible and intangible assets of the borrower and each of the guarantors under the Amended and Restated Credit Facility, with certain exceptions.

COVENANTS

         The amended and restated credit agreement contains affirmative and negative covenants customary for such financings. The amended and restated credit agreement includes covenants relating to limitations on, among other things:

         o    dividends on, and redemptions and repurchases of, capital stock;

         o    liens and sale-leaseback transactions;

         o    loans and investments;

         o    debt and hedging arrangements;

         o    mergers, acquisitions and asset sales;

         o    transactions with affiliates;

         o    capital expenditures; and

         o    changes in business activities conducted by us.

         FINANCIAL COVENANTS. If Williams Scotsman does not meet certain excess availability requirements (as described below in clause (i) of the definition of "Test Period"), it will be required to comply with a senior secured leverage ratio, a consolidated interest coverage ratio and a minimum utilization test, as described below. As of June 30, 2005, Williams Scotsman met the excess availability requirement and did not have to comply with the financial covenants.

         o Williams Scotsman will not permit the senior secured leverage ratio for any "test period" ended on or prior to December 31, 2006 to be greater than 3.75

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         to 1.0, and for any test period ended after December 31, 2006 to be greater than 3.5 to 1.0

         o Williams Scotsman will not permit the consolidated interest coverage ratio for any test period ended prior to December 31, 2007 to be less than 1.70 to 1.0, and for any test period ended on or after December 31, 2007 to be less than 1.90 to 1.0; provided that if Williams Scotsman International, Inc.'s contemplated initial public offering is consummated, the ratio will become 2.00 to 1.0 beginning on the first day of the fiscal quarter of Williams Scotsman that begins not earlier than twelve months after the date of the completion of the offering

         o Williams Scotsman will not permit the utilization of its rental equipment for any period of thirteen consecutive months to be less than 73%

"Test Period" means each period of four consecutive fiscal quarters of Williams Scotsman (taken as a whole) ending on each of (i) the last day of the fiscal quarter of Williams Scotsman most recently ended prior to the date excess availability under the revolving credit facility is less than $75.0 million for three consecutive business days or is less than $70.0 million at any time and for which financial statements for Williams Scotsman and its consolidated subsidiaries have been delivered as required by the amended and restated credit agreement and (ii) the last day of each fiscal quarter of Williams Scotsman after the fiscal quarter referred to in clause (i) ending prior to or during the period in which Williams Scotsman is required to comply with the financial covenants.

         Williams Scotsman International, Inc., and its subsidiaries (excluding Williams Scotsman and its subsidiaries) will not be subject to many of the affirmative and negative covenants in the amended and restated credit agreement so long as Williams Scotsman International, Inc. is a holding company and meets certain other conditions specified in the credit agreement.

EVENTS OF DEFAULT

         The amended and restated credit agreement contains events of default, including, but not limited to:

         o    nonpayment of principal, interest, fees or other amounts when due;

         o    violation of covenants;

         o failure of any representation or warranty to be true in all material respects when made or deemed made; o cross acceleration and cross default;

         o    change of control;

         o    bankruptcy events;

         o    material judgments; and

         o actual or asserted invalidity of the guarantees or security documents.

         Some of these events of default allow for grace periods and materiality concepts.


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SECURITY AGREEMENTS

         In connection with the Amended and Restated Credit Facility, Williams Scotsman International, Inc., Williams Scotsman and certain subsidiaries of Williams Scotsman named therein also entered into an Amended and Restated U.S. Security Agreement, an Amended and Restated U.S. Pledge Agreement and an Amended and Restated U.S. Subsidiaries Guaranty, each with the agent or agents named therein. Williams Scotsman of Canada, Inc. also entered into an Amended and Restated Canadian Security Agreement and an Amended and Restated Canadian Subsidiary Guarantee, each with Bank of America, N.A. Under these agreements, the subsidiary guarantors guaranteed the obligations under the Amended and Restated Credit Facility and Williams Scotsman and the guarantors granted the lenders security interests in the collateral securing their obligations under the Amended and Restated Credit Facility and related guarantees.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WILLIAMS SCOTSMAN INTERNATIONAL, INC.



                                       By: /s/ Robert C. Singer
                                           ---------------------------------
                                           Name:   Robert C. Singer
                                           Title:  Executive Vice President
                                                   and Chief Financial Officer



Dated: July 1, 2005